UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 23, 2007

BIOLASE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19627	87-0442441
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4 Cromwell

Irvine, California 92618

(Address of principal executive offices) (Zip Code)

(949) 361-1200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

BIOLASE Technology, Inc. today announced that it has reached an agreement to settle the securities class action lawsuit that has been pending since 2004 against the Company and certain of its present and former officers in the U.S. District Court for the Central District of California. A settlement agreement has been executed and has been submitted to the court for its preliminary approval and for authorization to provide notice of its terms to class members. Under the agreement, in exchange for a release of all claims and dismissal of the litigation, the Company’s directors and officers liability insurance carrier will pay a total of $1,950,000 in cash. As a result, there will be no cost to the Company. In the settlement agreement, the defendants admit no wrongdoing. Consummation of the settlement is subject to court approval.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOLASE TECHNOLOGY, INC.

Date: March 30, 2007	By:	/s/ Richard L. Harrison
Richard L. Harrison
Executive Vice President, Chief Financial Officer & Secretary

3